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                                                                   EXHIBIT 10.17

                             WELLCARE HOLDINGS, LLC

                    TIME VESTING OPTION AGREEMENT EVIDENCING
                           A GRANT OF AN OPTION UNDER
                            2002 EMPLOYEE OPTION PLAN

         This Time Vesting Option Agreement (this "AGREEMENT") is made as of _________, 200__, between WellCare Holdings, LLC, a Delaware limited liability company (the "COMPANY"), and _______________ ("GRANTEE"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan (as defined below).

         1. Grant of Option. Pursuant to the WellCare Holdings, LLC 2002 Employee Option Plan (the "PLAN"), the Company hereby grants to Grantee, as of the date hereof, an option (the "OPTION") to purchase from the Company ______ Class A Common Units (the "UNITS"), at the exercise price per Class A Common Unit of $3.00 (the "EXERCISE PRICE"), subject to the terms and conditions set forth herein and in the Plan. Upon certain events, the number of Units and/or the Exercise Price may be adjusted as provided in the Plan.

         2. Grantee Bound by Plan. The Plan is incorporated herein by reference and made a part hereof. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Plan should be carefully examined before any decision is made to exercise the Option.

         3. Exercise of Option. Subject to the terms and conditions contained herein, including Section 6 hereof, and in the Plan, the Option may be exercised to the extent it has become vested, by written notice to the Company at any time and from time to time after the date of grant. The Option may be exercised for a fraction of a Common Unit. Options are subject to cancellation as provided in the Plan.

         4. Expiration of Option. The Option shall not be exercisable in any event after the date ten years after the date hereof. Any part of the Option that is not vested on the date of the Grantee's Termination Date ("GRANTEE TERMINATION DATE") shall expire and be forfeited on such date, and any part of the Option that is vested on the Grantee Termination Date shall also expire and be forfeited to the extent not theretofore exercised within sixty (60) days following the Grantee Termination Date (180 days if the Grantee Termination Date occurs as a result of the death of Grantee), but in no event after the date ten years after the date hereof.

         5.       Vesting of Option.

                  (a) The Option may be exercised only to the extent it has become vested. The Option shall fully vest and become exercisable with respect to all of the Units if and only if the Grantee remains continuously employed by the Company or one of its Subsidiaries during the period beginning on ______________ (the "VESTING COMMENCEMENT DATE") and ending on the fourth anniversary of the Vesting Commencement Date. Notwithstanding the foregoing, the Option shall cumulatively vest and become exercisable with respect to (i) 25% of the Units (rounded to the nearest one-hundredth (0.01) of a Class A Common Unit) upon the first anniversary of the Vesting Commencement Date, and (ii) 2.08333333% of the Units (rounded to the nearest one-hundredth (0.01) of a Class A Common Unit) upon the end of each full calendar

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month during the period beginning on the first anniversary of the Vesting
Commencement Date and ending on the fourth anniversary of the Vesting Commencement Date, in each case, if and only if the Grantee remains continuously employed by the Company or one of its Subsidiaries during the period beginning on the Vesting Commencement Date and ending on the applicable vesting date referred to above.

                  (b) Notwithstanding anything contained herein to the contrary, once the Option has vested and become exercisable with respect to 100% of the Units, then the Option shall be fully vested and the provisions of this
Section 5 shall cease to apply.

         6. Conditions to Exercise. The Option may not be exercised by Grantee unless the following conditions are met:

                  (a) The Option has become vested with respect to the Units to be acquired pursuant to such exercise;

                  (b) Grantee shall have executed and delivered a joinder to the LLC Agreement;

                  (c) legal counsel for the Company must be satisfied at the time of exercise that the issuance of the Units upon exercise will be in compliance with the LLC Agreement, the Securities Act and applicable United States federal, state, local and foreign laws; and

                  (d) Grantee must pay at the time of exercise the full Exercise Price for the Units being acquired hereunder plus any withholding tax required in connection with such exercise, in each case, in accordance with the terms of the Plan.

         7. Transferability. The Option (including the right to receive the Units) may not be Transferred or assigned by Grantee, other than by will or the laws of descent and distribution and, during the lifetime of Grantee, the Option may be exercised only by Grantee (or, if Grantee is incapacitated, by Grantee's legal guardian or legal representative). In the event of the death of Grantee, the Option, to the extent it has not vested on the date of death, shall terminate; and the exercise of the Option, to the extent it has vested as of the date of death, may be made only by the executor or administrator of Grantee's estate or the Person or Persons to whom Grantee's rights under the Option pass by will or the laws of descent and distribution. If Grantee or anyone claiming under or through Grantee attempts to violate this Section 7, such attempted violation shall be null and void and without effect, and the Company's obligation hereunder shall terminate. Any Issued Units received upon exercise of the Option shall be subject to the repurchase right, restrictions on Transfer and other rights and obligations set forth in the Plan.

         8. Investment Representation. Grantee hereby acknowledges that the securities which Grantee may acquire by exercising the Option shall not be Transferred in the absence of an effective registration statement for such securities under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Grantee also agrees that the securities which Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

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         9.       Rights of Participants. Nothing in this Agreement shall
interfere with or limit in any way the right of the Company or any Subsidiary to terminate Grantee's employment at any time (with or without cause), or confer upon Grantee any right to continue to be employed by the Company or any Subsidiary for any period of time or to continue to receive Grantee's current (or other) rate of compensation.

         10. REPURCHASE RIGHTS; APPROVED SALE. GRANTEE HEREBY ACKNOWLEDGES AND AGREES THAT ALL UNITS ACQUIRED UPON EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE COMPANY, AS SPECIFIED IN THE PLAN. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT GRANTEE WILL VOTE FOR, CONSENT TO AND RAISE NO OBJECTIONS AGAINST AN APPROVED SALE, AS SPECIFIED IN THE PLAN.

         11. Notices. Any notice hereunder to the Company shall be addressed to the Company's principal executive office, Attention: General Counsel, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

         12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns to the Company and all persons lawfully claiming under Grantee.

         13. [NON-COMPETITION. IN CONSIDERATION OF THE COMPANY'S GRANT OF THE OPTION HEREUNDER, GRANTEE AGREES THAT, DURING THE PERIOD BEGINNING ON THE DATE HEREOF AND ENDING ON THE DATE ONE YEAR AFTER THE GRANTEE TERMINATION DATE, GRANTEE WILL NOT FOR HIMSELF OR HERSELF, AS THE CASE MAY BE, OR ON BEHALF ON ANY OTHER PERSON, PERSONS, FIRM, PARTNERSHIP, CORPORATION, COMPANY OR OTHER ENTITY, ENGAGE, DIRECTLY OR INDIRECTLY, IN ANY MANNER IN ANY BUSINESS THAT SELLS, MARKETS, OR PROVIDES ANY BENEFITS OR SERVICES, THAT ARE IN DIRECT COMPETITION WITH THE BENEFITS OR SERVICES PROVIDED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES WITHIN ANY OF THE STATES OF FLORIDA, CONNECTICUT, NEW YORK OR ANY OTHER STATE THAT THE COMPANY OR ANY OF ITS SUBSIDIARIES IS DOING BUSINESS AS OF THE GRANTEE TERMINATION DATE.]

         14. Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware, United States of America.

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                  IN WITNESS WHEREOF, the Company and Grantee have executed this
Time Vesting Option Agreement as of the date first above written.

                                            WELLCARE HOLDINGS, LLC

                                            By: ________________________________
                                                Todd S. Farha
                                                Chief Executive Officer

                                            GRANTEE:

                                            ____________________________________
                                            ___________________________

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